Exhibit 10.02
NOTICE: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR
PORTIONS OF THIS DOCUMENT AS INDICATED HEREIN
LICENSE AGREEMENT
     This License Agreement (“Agreement”) is made and entered into as of the 28th day of October, 1992, by and between Martek Biosciences Corporation, a Delaware corporation (“Licensor”), and Mead Johnson & Company, a Delaware corporation (“Licensee”).
WITNESSETH:
     WHEREAS, Licensor has developed certain technology (the “Technology”) relating to the production by microbial fermentation of Omega-3 and Omega-6 long-chain polyunsaturated fatty acid-containing triglycerides for possible incorporation into infant formula; and
     WHEREAS, Licensee is in the business of developing, manufacturing and marketing infant nutritional products; and
     WHEREAS, Licensee desires to obtain a non-exclusive license from Licensor for the Technology and Licensor is willing to grant such license subject to the conditions and pursuant to the terms set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants of the parties hereto, each party hereby agrees with the other as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. “Affiliate” shall mean any person, corporation, firm, partnership or other entity which directly or indirectly owns Licensee, is owned by Licensee or is owned by a party which owns Licensee to the extent of at least 50% of the equity having the power to vote on or direct the affairs of the entity.
     Section 1.2. For purposes of Section 1.3 of this Agreement, “ARASCO” shall mean a Martek Product containing no less than 15% arachidonic acid by weight of fatty acids.
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          Section 1.3. [ * ]
          Section 1.4. “Commercially Reasonable Volumes” shall mean a minimum of 1500 Kg. of ARASCO per year and 500 Kg. of DHASCO per year.
          Section 1.5. For purposes of Section 1.3 of this Agreement, “DHASCO” shall mean a Martek Product containing no less than 30% docosahexaenoic acid by weight of fatty acids.
          Section 1.6. “Infant Formula Product” shall mean an enteral product formulated for the nutritional support of premature infants and/or a breast milk substitute formulated industrially in accordance with applicable Codex Alimentarius and United States Food and Drug Administration standards to satisfy the total normal nutritional requirements of infants up to between four and six months of age and adapted to their physiological characteristics and fed in addition to other foods to infants up to approximately one year of age.
          Section 1.7. “Licensed Patents” shall mean the patent applications attached hereto as Exhibit III and all patents and patent applications throughout the world which cover the Technology, including all patents and patent applications covering inventions, improvements or modifications conceived or developed by Licensor during the term of this Agreement and included in the Technology.
          Section 1.8. “Martek Product” shall mean triglycerides containing Omega-3 and/or. Omega-6 long-chain polyunsaturated fatty acids produced by microbial fermentation using technology which is proprietary to Licensor.
          Section 1.9. “Mead Johnson Product” shall mean a product (i) which is an Infant Formula Product, (ii) which is in a form for utilization by consumers, (iii) which is developed by Licensee or its Affiliates, (iv) which bears Licensee’s label or the label of an Affiliate or label licensed by Licensee or an Affiliate, and (v) into which the Martek Product is incorporated.
          Section 1.10. “Technology” shall mean the organisms, microorganisms, specifications, biological materials, designs, formulae, processes, standards, data, trade secrets, knowhow, copyrights and technology relating to the development and production of the Martek Product and proprietary to Licensor and any modifications, improvements and enhancements to any of the foregoing made by Licensor, which, in Licensor’s opinion, is or are necessary in the production and development of the Martek Product.
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          Section 1.11. “Territory” [ * ]
          Section 1.12. “Third Party” shall mean any party other than Licensor, Licensee and Affiliates.
ARTICLE II
GRANT OF LICENSE AND OTHER RIGHTS
          Section 2.1. License.
          (i) Licensor hereby grants to Licensee for the term of this Agreement and subject to the conditions of this Agreement, a non-exclusive, non-transferable right and license throughout the Territory, directly or through an Affiliate, under Licensed Patents and the Technology, (A) to produce the Mead Johnson Product, (B) to use and make the Martek Product for purposes of making and having made the Mead Johnson Product and (C) to use, market and distribute directly or indirectly the Mead Johnson Product.
          (ii) Licensor further grants to Licensee the option to add the territory of [ * ] to the license granted under Section 2.1.(i) so that the Territory as defined herein will include all countries throughout the world, such option to be exercisable at any time during the term of this Agreement upon payment of an additional fee as specified in Section 4.1(i) of this Agreement.
          Section 2.2. Licenses to Third Parties
          (i) Licenses to Third Parties Generally. Licensor shall be entitled to grant any license to any Third Party relating to the Technology, the Martek Product or the Licensed Patents upon any terms whatsoever; provided, however, that Licensor shall not grant any license to any Third Party for the incorporation of the Martek Product into, or for the use of the Technology for the production of, an Infant Formula Product with payment terms which are more favorable to such Third Party than the payment terms provided in this Agreement with respect to the Licensee, without the prior written consent of Licensee or unless such more favorable payment terms prospectively are extended to Licensee. Notwithstanding the preceding sentence, Licensor shall be entitled to charge lesser lump sum payments to a Third Party licensee (similar to those provided in subsections 4.1(i) and (ii) of this Agreement) without the prior consent of Licensee and without being obligated prospectively to extend such a payment term to Licensee, if the license to such a Third Party is territorially restricted and if the amount of the reduction in the lump sum charged
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reasonably is related to the reduced marketing opportunities available to such Third Party licensee due to the territorial restrictions applicable to use of the Technology and the Martek Product.
          (ii) Licenses to Third Party Suppliers. Licensor shall be obligated to license the Technology, the Licensed Patents and the Martek Product to Third Parties as follows:
          (A) Licensor shall use reasonable efforts further to license the Technology or the Licensed Patents or otherwise to produce the Martek Product, itself or through a Third Party whether or not pursuant to another licensing arrangement, for the purpose of creating a sufficient supply of the Martek Product to satisfy Licensee’s and its Affiliates’ requirements with respect to their marketing and sale of the Mead Johnson Product; provided, however, that such requirements and any increases or decreases thereof, shall be communicated in writing by Licensee to Licensor not less than nine (9) months prior to Licensor’s obligation to satisfy such requirements or increases or decreases thereof.
          (B) If Licensor licenses the Martek Product, the Licensed Patents and the Technology to a Third Party pursuant to subsection (i) of this Section 2.2, Licensor shall permit Licensee to negotiate the terms of the purchase and supply arrangements between the Licensee and such Third Party directly with such Third Party; provided, however, that such direct negotiations or arrangements shall not affect Licensor’s rights to royalties or other fees from Licensee or such Third Party.
          (C) If the Third Parties to whom the Martek Product and the Technology are licensed and Martek in the aggregate are unable to satisfy Licensee’s and its Affiliates’ requirements for the Martek Product (as established and communicated pursuant to subsection (ii)(A) of this Section 2.2), Licensor shall appoint one or more additional licensed suppliers who are reasonably acceptable to Licensee and who can satisfy the excess demands of Licensee and its Affiliates.
          (D) Licensor and Licensee acknowledge and agree that, at the time of the execution of this Agreement, the production cost of the Martek Product in gross quantities, the fair market value thereof and the commercial volumes thereof necessary to meet Licensee’s demands are not ascertainable, and Licensor and Licensee covenant and agree that, prior to the first sale of a Mead Johnson Product, Licensor and Licensee shall negotiate in good faith and agree upon reasonable terms relating to the consideration to be payable by Licensee or its
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Affiliates to Licensor or Third Parties for amounts of the Martek Product produced by or on behalf of Licensor and delivered to Licensee or its Affiliates and upon commercially reasonable volumes of Martek Product required by Licensee.
          (iii) Transfer of Martek Product. Nothing in this Section 2.2 or in this Agreement shall be construed to permit Licensee or its Affiliates to sub-license the Martek Product or the Technology or otherwise unilaterally to transfer to any Third Party the Martek Product or the Technology except as the same are incorporated into the Mead Johnson Product.
          Section 2.3. Sublicensinq. The grants to Licensee under this Article II shall not include the right to grant sublicenses.
          Section 2.4. Trademarks. In addition to the license granted hereunder relating to the Martek Product and the Technology, Licensor hereby grants to Licensee the non-exclusive, non-transferable right and license to use throughout the Territory the Trademark solely on, and in connection with the manufacture and sale of, the Mead Johnson Product, subject to the following terms and conditions:
          (i) Licensee shall not use the Trademark as or part of its corporate or business name or the name of any business entity which is controlled by it, whether an Affiliate or otherwise.
          (ii) Licensee and its Affiliates shall have no right to sublicense any of the rights in the Trademark conveyed hereunder.
          (iii) Licensee and its Affiliates shall not affix or use the Trademark on any product other than the Mead Johnson Product.
          (iv) Licensee recognizes and acknowledges Licensor’s ownership of the Trademark and Licensor’s intent to protect the Trademark in such foreign countries as Licensor, in its sole discretion, deems appropriate. Licensee covenants and agrees that it and its Affiliates shall not challenge, or cause a Third Party to challenge, Licensor’s right, title or interest in and to the Trademark anywhere in the world. All use by Licensee or its Affiliates of the Trademark anywhere in the world shall inure to the benefit of Licensor, and Licensee and its Affiliates shall make no use or apply for any registration thereof except as permitted by this Agreement. Nothing in this Agreement shall be construed so as to require Licensor to take any actions or measures to protect or secure any rights in or obtain or apply for registration of the Trademark.
          (v) Licensee covenants that, upon notification from
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Licensor that Licensor has obtained a U.S. Federal Registration on the Trademark, Licensee will use the trademark registration symbol® each time it or its Affiliates uses the Trademark on the Mead Johnson Product or on the labels, labeling or packaging thereof and on all material originating with Licensee or its Affiliates and used to promote the sale of Mead Johnson Products, and the following legend prominently shall appear at least once in each such Mead Johnson Product or material: “Formulaid® is a registered trademark of Martek Biosciences Corporation.” Until such time as Licensor obtains a U.S. Federal Registration on the Trademark, Licensee shall substitute the symbol “TM” in place of the symbol® as specified herein. Licensee further agrees that it will comply with the marking and registered user requirements of all foreign countries in which the Trademark is used, including, but not limited to, requirements relating to the execution of any documentation needed in order to effectuate the purpose of this provision.
          (vi) Licensee covenants that Mead Johnson Products manufactured for and by it and sold by it shall be of a high standard and quality so as to reflect favorably upon the business of both Licensor and Licensee and the goodwill associated therewith. To effectuate the foregoing:
               (A) Prior to the time that Licensee or its Affiliates shall sell or offer for sale, in the regular course of business, any Mead Johnson Product bearing the Trademark, Licensee shall submit to Licensor, for its approval, samples of the Mead Johnson Product as well as samples of all materials used to sell or to promote the sale of Mead Johnson Products, including, but not limited to, labels, labeling, packaging materials, advertising and other promotional materials. Thereafter, Licensee and its Affiliates shall not make any change to the Mead Johnson Product or to the way in which the Trademark is used or depicted in connection with the Mead Johnson Product or make any change in such materials used to sell or promote the sale of the same without first submitting such proposed change to Licensor and obtaining its approval.
               (B) Licensor shall have the right, at all times and upon reasonable advance notice to Licensee, to request and receive without charge at reasonable intervals throughout the term of this Agreement, a reasonable number of samples of Mead Johnson Products and other materials that depict the Trademark, in order that Licensor may satisfy itself that such Mead Johnson Products and materials which depict the Trademark conform to the samples thereof approved by Licensor.
               (C) No approval required of Licensor under this
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subsection (vi) shall be unreasonably withheld or delayed, and any sample of a Mead Johnson Product bearing the Trademark or materials used to sell or promote the sale of Mead Johnson Products bearing the Trademark which have not been disapproved within fifteen business days after receipt thereof shall be deemed to have been approved.
               (D) Licensee shall advise Licensor of any infringement of the Trademark of which it or its Affiliates becomes aware, but Licensee and its Affiliates shall not bring any action with respect to any such infringement without Licensor’s prior written consent. Licensee and its Affiliates shall cooperate with Licensor, at Licensor’s request, with respect to any of Licensor’s efforts to protect its interests in the Trademark. Nothing in this Agreement shall be construed so as to require Licensor to take any actions or measures with respect to any alleged, suspected or known infringement of the Trademark.
               (E) Licensee shall notify Licensor in writing prior to any material alterations to the formula of the Mead Johnson Product bearing the Trademark.
          (vii) Nothing in this Section 2.4 or in this Agreement shall be construed to require Licensee or its Affiliates to use the Trademark on the Mead Johnson Product or on the labels, labeling or packaging thereof or on materials used to promote the sale of the Mead Johnson Product.
          Section 2.5. Services. Licensor shall make its officers and other employees available at reasonable times to provide technical and other consultation services relating to (i) the delivery of the Technology as contemplated under this Agreement and (ii) instructions pertaining to the production of the Martek Product at commercial volumes and costs, but only to the extent that such services are commercially reasonable. This obligation to perform services shall terminate on the first to occur of (i) the termination of this Agreement, (ii) the fifth anniversary date of this Agreement, (iii) the second anniversary of the date on which the Mead Johnson Product is first commercially introduced anywhere in the world and (iv) the performance by Licensor’s employees of [  *  ] hours of such services.
          Section 2.6. Other Patents. Licensor shall not assert against Licensee or its Affiliates any patent other than the Licensed Patents now or later owned or controlled by Licensor which prevents Licensee or its Affiliates from exploiting the Technology or the Martek Product.
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          Section 2.7. Licensee’s Property. Nothing in this Article II or any other provision of this Agreement shall be construed to prevent Licensee or its Affiliates from exploiting any technology which an Affiliate independently develops and which does not infringe upon any Licensed Patents, whether or not such technology is similar to the Technology or to the Martek Product; provided, however, that (i) no technology shall be considered hereunder to be independently developed by an Affiliate unless such Affiliate develops such technology under circumstances where no individual associated with the development of such technology has been exposed to confidential information delivered to Licensee or its Affiliates pursuant to Article XII hereof or has otherwise been exposed directly or indirectly to the Technology or the Martek Product; (ii) this Section shall not be construed to permit Licensee or its Affiliates to exploit the Technology or the Martek Product, to market the Mead Johnson Product or to disclose information which is confidential under Article XII hereof except as otherwise expressly permitted under this Agreement; (iii) in the case of the exploitation by Licensee or its Affiliates of any technology or the disclosure of any information which is or are challenged by Licensor in a court of competent jurisdiction as constituting a breach of this Agreement or an infringement of Licensor’s proprietary rights in the Technology or the Martek Product, Licensee or its Affiliates, as applicable, shall bear the burden of proving that such technology was independently developed by an Affiliate; and (iv) nothing in this Section shall be construed to prohibit Licensor or Licensee from enforcing a valid patent granted to it in any jurisdiction against the Licensee, Licensor, its Affiliates or any Third Person.
ARTICLE III
TERM AND TERMINATION
          Section 3.1. Term. This Agreement shall commence on the date of this Agreement and, unless earlier terminated pursuant to this Article III, shall expire, as to each country in which the Mead Johnson Product is sold or otherwise distributed for consumer use, on the date which is twenty five (25) years after the first commercial introduction of the Mead Johnson Product in such country. Upon expiration, Licensee shall have a fully paid, royalty free license to continue in perpetuity to utilize the Martek Product and the Technology as provided for in Section 2.1.
          Section 3.2. Material Breach; Opportunity to Cure. Either party to this Agreement may immediately terminate this Agreement by written notice and without judicial intervention if the other party shall materially fail to comply with or shall materially breach any of its obligations and covenants hereunder and shall not
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remedy and make good such breach or failure, or have undertaken to cure the same, within thirty (30) days from the receipt of a written notice of failure of compliance or breach.
          Section 3.3. Termination in case of Infringement. Licensor or Licensee shall have the right to terminate this Agreement with respect to the manufacture, use or sale of the Technology or the Martek Product in a particular jurisdiction within the Territory if a court of competent jurisdiction therein determines by final order that the Technology or the Martek Product, infringes upon the patent of any Third Party; provided, however, that Licensor and Licensee hereby covenant and agree that, prior to any such termination, Licensor and Licensee shall engage in reasonable, good faith efforts to develop, and shall cooperate with the other in developing, a lawful method of using, selling or manufacturing, as applicable, the Mead Johnson Product in the applicable jurisdiction, including, but not limited to, commercially reasonable efforts to procure a license from such Third Party or to alter the design or offending composition of the Martek Product, the Technology or the Mead Johnson Product, as applicable, so as to eliminate the infringement. Any costs incurred by Licensor for its procurement of a license from such a Third Party shall be the responsibility of Licensor.
          Section 3.4. Post-Termination Rights. Effective upon the date of termination of this Agreement pursuant to Section 3.2 or 3.3 hereof, Licensee and its Affiliates shall cease manufacturing the Martek Product and the Mead Johnson Product provided, however, that, to the extent lawful, Licensee and its Affiliates may continue to distribute the Mead Johnson Products manufactured prior to such date if Licensee continues to make payments under Section 4.1 with respect to such Mead Johnson Products and otherwise continues to comply with the terms and conditions of this Agreement. Notwithstanding the preceding, upon the earlier to occur of (i) the sale by Licensee and its Affiliates of all of their inventory of Mead Johnson Products manufactured prior to the date of the termination of this Agreement pursuant to Section 3.2 or 3.3 hereof and (ii) the date which is six months after the date of the termination of this Agreement pursuant to Section 3.2 or 3.3 hereof, Licensee and its Affiliates shall cease all use of the Technology, sale of the Mead Johnson Product and use of the Trademark and Licensee and its Affiliates shall have no further rights under this Agreement.
          Section 3.5. Inability to Market the Mead Johnson Product
          (i) Refund. If Licensee and its Affiliates are prevented by applicable law (e.g., inability to obtain legally required regulatory approval or the existence of a Third Party patent
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which, upon Licensee’s marketing of the Mead Johnson Product, would subject Licensee to liability for infringement of such Third Party patent, as concluded by a legal opinion issued by an independent Third Party counsel mutually selected by Licensor and Licensee) from marketing the Mead Johnson Product in the United States despite its satisfaction of the refund- conditions set forth in subsection (ii) of this Section by the third anniversary date of this Agreement, or if Licensor is unable to refine the development process for the Martek Product or supply the Martek Product (directly or through Third Parties) in each case at Commercially Reasonable Volumes and Commercially Reasonable Costs, in accordance with the specifications set forth in Exhibit IV of this Agreement and pursuant to representations and warranties substantially similar in scope to those set forth in Exhibit V of this Agreement by the third anniversary of date of this Agreement, or if Licensor is incapable of producing the Martek Product or having the Martek Product produced by a Third Party in compliance with all applicable environmental laws, regulations and permits by the third anniversary date of this Agreement, then in any such case Licensee shall be entitled to elect, within sixty days after such date, to terminate this Agreement. If Licensee elects to terminate this Agreement pursuant to the previous sentence, all fees paid by Licensee to Licensor by such date pursuant to subsection (i) of Section 4.1 of this Agreement (and not as of such date otherwise refunded to Licensee), including any advances paid pursuant to the Letter of Intent between Licensor and Licensee executed on or about March 24, 1992 (the “Letter of Intent”), shall be refunded, without interest, to the Licensee as follows:
          (A) If the stockholders of Licensor with a right of first refusal respecting issuances of Licensor’s Common Stock, $.10 par value per share (the “Common Stock”), fail to exercise such right such that it is possible for the Licensor lawfully to issue ,shares of Common Stock to Licensee, Licensor shall issue to Licensee Common Stock against such refundable fees at a rate of one share of Common Stock per: (1) in the event of a registered initial public offering by Licensor of the Common Stock occurring subsequent to the execution of this Agreement and prior to the third anniversary date of this Agreement, the lesser of (x) $100 and (y) the last sale price of the Common Stock on the national securities exchange on which the Common Stock is traded, or, if the Common Stock is not traded on a national securities exchange, the average of the bid and asked prices for the Common Stock as reported by a recognized quotation service, determined as of the date of Licensee’s election to terminate this Agreement; or, (2) if a registered initial public offering by Licensor of the Common Stock does not occur prior to the third anniversary date of this Agreement, $100. The $100 figure specified in clause (2) of this subparagraph (A) shall be adjusted appropriately if, after the date
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of this Agreement, a change in the number of issued shares of Common Stock occurs as the result of a subdivision or consolidation of then outstanding shares of Common Stock or if then unissued authorized stock (similarly adjusted for subdivision or consolidation) is subsequently issued or for any other condition which materially dilutes the Licensee’s potential ownership share of the Licensor after the Agreement date.
          (B) If the stockholders of Licensor exercise their rights of first refusal such that Licensor is unable lawfully to issue Common Stock to Licensee in satisfaction of its refund obligations under this Section 3.5, Licensor shall refund all refundable sums in cash.
          Licensee’s right to terminate this Agreement and receive a refund of fees under this Section 3.5 shall be Licensee’s exclusive remedy for Licensor’s failure sufficiently to refine the development process of the Martek Product or supply Martek Product (directly or through Third Parties) and such right shall terminate at the earliest to occur of the date which is sixty days after the third anniversary of this Agreement, the date on which the Mead Johnson Product is first commercially introduced anywhere in the world, or the date on which Licensee materially breaches this Agreement.
          (ii) Refund Conditions. Licensee’s rights to a refund of amounts paid pursuant to subsection (i) of Section 4.1 of this Agreement shall be contingent upon Licensee’s use of reasonable efforts to obtain, at its expense and as soon as practicable, all necessary regulatory approvals with respect to the use, mannufacture and sale of the Mead Johnson Product in the United States, Licensee being responsible for performing all acts necessary for obtaining such approvals, including, but not limited to, the preparation of all necessary petitions or pre-market approval applications with regulatory agencies and the performance of all necessary tests and data preparation. Such refund is further contingent upon Licensee promptly communicating to Licensor the details of all regulatory approvals and efforts to obtain such approvals in the United States and in any other jurisdiction in which approval for the Mead Johnson Product is sought by Licensee or its Affiliates, and Licensee promptly making available to Licensor any documents relating thereto, provided that Licensor maintains the confidentiality of such communications and documentation as required under Section 12.1 of this Agreement. If Licensee reasonably concludes that it and its Affiliates cannot, after diligent efforts, lawfully distribute for sale the Mead Johnson Product in the United States, such refund shall further be contingent upon Licensee’s use of reasonable efforts to market the Mead Johnson Product in one or more jurisdictions within the Territory which are not subject to the jurisdiction of the applicable regulatory agencies
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of the United States and which, alone or in the aggregate, offer comparable marketing opportunities for the Mead Johnson Product to the marketing opportunities available thereto in the United States. Licensee shall not be deemed to have satisfied the refund conditions of this subsection (ii) if Licensee fails to use reasonable efforts to distribute for sale in the United States the Mead Johnson Product if such distribution would be lawful in the absence of affirmative regulatory approval.
          Section 3.6. Other Rights and Remedies. Unless another provision of this Agreement specifically provides to the contrary, the rights of termination as herein provided shall be in addition to all other rights and remedies which either party may have to enforce this Agreement or to secure damages for the breach hereof, and the exercise of any right of termination as herein provided by either party shall not relieve the other of any of its obligations under this Agreement accruing prior to the effective date of termination, including, but not limited to, the obligation to pay fees and Royalties pursuant to Section 4.1 or to render reports with respect thereto.
ARTICLE IV
PAYMENTS BY LICENSEE
          Section 4.1. Fees and Royalties. Licensee shall pay to Licensor as compensation for the license and other rights granted hereby and for the agreement by Licensor to continue to refine and develop the Technology:
     (i)(A) A sum in U.S. dollars equal to the amount described in subparagraph (B) of this subsection payable by Licensee to Licensor on the date hereof. On the first anniversary of the date of this Agreement, Licensee shall make an additional payment in U.S. dollars in an amount equal to two-thirds (2/3) of the amount described in paragraph (B) of this subsection (as increased as provided in the first sentence of paragraph (C) of this subsection, if applicable).
         (B) The amount described in this paragraph (B) shall be an amount equal to the product of (x), (y) and (z) where (x) equals $1,500,000, (y) equals the percentage of the world infant formula market represented by the infant formula market of the Territory (the “Market Percentage”), and (Z) equals 2 if the Market Percentage is less than 25*, 1.5 if the Market Percentage is equal to or greater than
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25% but less than 50k, 1.25 if the Market Percentage is equal to or greater than 50k but less than 75k, or 1 if the Market Percentage is equal to or greater than 75%.
     (C) If, after the date of this Agreement, Licensee elects to expand the Territory, Licensee shall be obligated to pay an. additional license fee equal to the difference, if any, between the amount it had paid as of such date pursuant to paragraph (A) of this subsection, and the amount it would have paid if the territory, as expanded, constituted the Territory as of the date of this Agreement. If, after the first anniversary date of this Agreement, Licensee elects to expand the Territory, Licensee shall be obligated to pay an additional license fee equal to the difference, if any, between the amount it had paid as of the first anniversary date pursuant to paragraph (A) of this subsection, and the amount it would have paid if the territory, as expanded, constituted the Territory as of the first anniversary date of this Agreement.
     (ii)(A) During the term described in paragraph (iii)(A), below, a royalty payment (the “Royalty”) in an amount equal to [ * ] of the greater of (x) the cost of goods sold applicable to the Mead Johnson Product, as determined using generally acceptable accounting principals and methodologies reflected on Licensee’s audited annual financial statements and as mutually agreed to by Licensor and Licensee (the “Cost of Goods Sold”), or (y) the amount received by Licensee or its Affiliates from the sale for value of each Mead Johnson Product to Third Parties, which amount received by Licensee or its Affiliates shall not be reduced by taxes assessed on income from such sales but shall not include: amounts paid by Licensee or its Affiliates to Third Party suppliers of the Martek Product attributable to expenses paid by such Third Party to Licensor and denominated by Licensor and such Third Party as royalties; normal returns and allowances actually paid or allowed by Licensee or its Affiliates; customary discounts, whether cash or trade; rebates; and sales and other taxes based on the sales prices of the Mead Johnson Product whether or not absorbed by Licensee or its Affiliates (the “Sales Price”) .
     (B) During the term described in paragraph (iii) (B), below, a Royalty in an amount equal to [ * ] of the greater of (x) Cost of Goods Sold applicable to the Mead
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Johnson Product, or (y) the Sales Price of each Mead Johnson to ThirdParties.
     (iii)(A) As to each country in the Territory in which the Mead Johnson Product is sold or otherwise distributed for consumer use, for a term of ten (10) years after the first commercial introduction of the Mead Johnson Product in such country; provided, however, that if a patent is obtained with respect to the Technology or the Martek Product in such country prior to the twenty-fifth (25th) anniversary of the date of first commercial introduction of the Mead Johnson Product in such country, from the date of the issuance of such patent until the earlier of (x) the date of the expiration, lapse or invalidation of such patent and (y) the twenty-fifth (25th) anniversary of the date of the first commercial introduction of the Mead Johnson Product in such country.
     (B) As to each country in the Territory in which the Mead Johnson Product is sold or otherwise distributed for consumer use, for such additional period of time following the period described in paragraph 4.1(iii)(A) above, if any, and ending on the twenty-fifth (25th) anniversary after the first commercial introduction of the Mead Johnson Product in such country.
          Section 4.2. Manner of Royalty Payment. All Royalty payments with respect to each Mead Johnson Product sold shall be made quarterly, within sixty days of the close of each of Licensee’s three month and annual accounting periods, based on Licensee’s fiscal year, with respect to Licensee’s and its Affiliates’ sales occurring during such quarters, at Licensor’s office as set forth below. Royalty payments shall be made in U.S. Dollars at the sales price applicable thereto if in U.S. Dollars or, if in another currency, in U.S. Dollars at the currency exchange rate in effect at 10:00 a.m. London time, Barclays Bank PLC, on the last day of the quarter with respect to which the Royalty is payable.
          Section 4.3. Reimbursement of Expenses. Licensee agrees to pay to Licensor, in addition to the amounts specified in Section 4.1 above, all reasonable traveling, living and out-of-pocket expenses for services rendered by Licensor pursuant to Section 2.5 of this Agreement which are incurred after the first anniversary of this Agreement, which services are performed outside of the State of Maryland.
          Section 4.4. Commercialization and Other Expenses. Licensee and its Affiliates shall pay all expenses for the
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commercialization of the Mead Johnson Product, including, but not limited to, expenses benefiting Licensor, the Martek Product or the Technology, and such expenses shall not be chargeable in any portion to Licensor. Licensee shall compensate Licensor for any samples of the Martek Product reasonably requested by Licensee at a reasonable price to be agreed upon by Licensor and Licensee pursuant to good faith negotiation. For purposes of the preceding sentence, “samples” shall mean quantities which are requested by Licensee or its Affiliates for research, development or testing purposes and not requested for the purpose of incorporation thereof into a Mead Johnson Product which is to be distributed to Third Parties.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
          Section 5.1. Licensor’s Representations and Warranties. Licensor represents and warrants to the Licensee as follows:
          (i) Exhibit II sets forth a complete and accurate list of the Licensed Patents as of the date of this Agreement.
          (ii) Licensor has all necessary corporate power and authority to enter into this Agreement, perform its obligations hereunder and license the Technology and the Martek Product pursuant to the terms of this Agreement. Licensor’s performance under this Agreement does not conflict with any other contract to which Licensor is bound.
          (iii) Licensor has, prior to the date of this Agreement, informed Licensee of all Third Party patents relevant to the Technology or the Licensed Patents and known to Licensor.
          (iv) Licensor has recently become aware of European Patent EP-B-231904 of Milupa (the “Milupa Patent”), which is currently under study. With the exception of the Milupa Patent, at the time of this Agreement, Licensor has no actual knowledge (A) of the existence of other patents which would be infringed by the commercial exploitation by Licensee or its Affiliates of the Technology, the Martek Product or the Licensed Patents or (B) that the Technology, the Martek Product or the Licensed Patents are being infringed by Third Parties.
          (v) Licensor is the owner of the Technology.
          (vi) Licensor shall in good faith attempt to comply with all environmental laws and regulations in the course of its development work which is under its direct control, will in good faith attempt to
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develop commercial processes which can be operated under applicable environmental laws, regulations, and permits in production and will in good faith attempt to institute management systems and procedures to ensure good environmental practices.
          SECTION 5.2. DISCLAIMERS. (i) LICENSOR HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RELATING TO THE MARTEK PRODUCT OR THE TECHNOLOGY AND ANY OTHER WARRANTY OR WARRANTIES RELATING THERETO AND NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES AND HAS NO DUTY TO ENSURE THAT THE TECHNOLOGY OR THE MARTEK PRODUCT IS USABLE WITH THE MEAD JOHNSON PRODUCT OR THAT THE TECHNOLOGY OR THE MARTEK PRODUCT ARE SAFE OR CAN BE INCORPORATED SAFELY INTO THE MEAD JOHNSON PRODUCT. IT IS HEREBY ACKNOWLEDGED AND AGREED THAT IT SHALL BE LICENSEE’S RIGHT AND OBLIGATION TO DETERMINE THE SAFETY AND UTILITY OF THE MARTEK PRODUCT AS IT RELATES TO INFANT FORMULA PRODUCTS.
          (ii) LICENSOR HEREBY DISCLAIMS ANY WARRANTY THAT THE TECHNOLOGY, THE MARTEK PRODUCT OR THE LICENSED PATENTS ARE FREE FROM INFRINGEMENT BY THIRD PARTIES, EXCEPT AS SET FORTH IN SUBSECTION 5.1(IV) OF THIS AGREEMENT. LICENSOR FURTHER DISCLAIMS ANY WARRANTY RELATING TO THE PATENTABILITY OF, OR THE VALIDITY OF ANY PATENTS RELATING TO, THE TECHNOLOGY OR THE MARTEK PRODUCT AND MAKES NO REPRESENTATIONS WHATSOEVER WITH REGARD TO THE SCOPE OF ANY SUCH PATENTS OR, EXCEPT AS SET FORTH IN SUBSECTION 5.1(IV) OF THIS AGREEMENT, THAT SUCH PATENTS MAY BE COMMERCIALLY EXPLOITED WITHOUT INFRINGING OTHER PATENTS.
          (iii) LICENSOR DISCLAIMS AND SHALL NOT BE LIABLE FOR ANY DAMAGES OF ANY NATURE RESULTING OR ARISING FROM OR RELATING TO (A) THE USE, MANUFACTURE, DISTRIBUTION, MARKETING, OR SALE BY LICENSEE, ITS AFFILIATES OR ANY THIRD PARTY OF THE TECHNOLOGY, THE MARTEK PRODUCT OR THE MEAD JOHNSON PRODUCT, OR (B) ANY IMPROVEMENTS OR MODIFICATIONS TO THE TECHNOLOGY, THE MARTEK PRODUCT OR THE MEAD JOHNSON PRODUCT WHICH ARE NOT MADE BY AND PROPRIETARY TO LICENSOR, UNLESS THE LIABILITY RESULTS FROM (X) LICENSOR’S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT OR (Y) IF LICENSOR ELECTS TO MANUFACTURE THE MARTEK PRODUCT, LICENSOR’S FAILURE TO MANUFACTURE THE MARTEK PRODUCT IN ACCORDANCE WITH LICENSEE’S SPECIFICATIONS. NOTWITHSTANDING THE PREVIOUS SENTENCE AND AS A LIMITATION THERETO, LICENSOR SHALL NOT BE LIABLE FOR CONSEQUENTIAL DAMAGES IN CONNECTION WITH ANY CLAIM BY LICENSEE OR ANY THIRD PARTY, UNLESS THE DAMAGES RESULT FROM LICENSOR’S WILLFUL OR DELIBERATE FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT.
          Section 5.3. Licensee’s Representations and Warranties. Licensee represents and warrants to the Licensor as follows:
          (i) The execution and delivery of this Agreement and the performance by Licensee of the transactions contemplated hereby have
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been duly authorized by all necessary corporate actions.
          (ii) The performance by Licensee of any of the terms and conditions of this Agreement will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it or its Affiliates is a party.
ARTICLE VI
COVENANTS
          Section 6.1. Compliance with Law, Regulatory Approval and Commercial Introduction. Licensee covenants and agrees that it and its Affiliates shall conduct all of their operations dealing with the Technology, the Martek Product and the Mead Johnson Product in material compliance with all applicable laws, regulations and other requirements which may be in effect from time to time, of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, including, without limiting the generality of the foregoing, the Infant Formula Act of 1980, the Federal Food, Drug, and Cosmetic Act, the regulations and other requirements of the United States Food and Drug Administration, similar state laws and regulations and similar laws and other requirements as may be applicable in any jurisdiction throughout the Territory in which the Mead Johnson Product is sold. Except insofar as Licensee or its Affiliates have, as a condition to receiving a refund of money paid in connection with this Agreement upon the occurrence of certain events described in Section 3.5 of this Agreement, affirmative obligations to obtain regulatory approvals, to practice the Technology, to produce or use the Martek Product and to make, use and distribute the Mead Johnson Product, nothing herein shall be construed to require Licensee to obtain regulatory approvals, to practice the Technology, to produce or use the Martek Product or to make, use, market or distribute the Mead Johnson Product.
          Section 6.2. Performance and Product Quality. Licensee covenants and agrees that it and its Affiliates shall exercise a reasonable standard of care in the testing, manufacturing, marketing, packaging, distribution and sale of the Mead Johnson Product. Licensee further covenants and agrees that it and its Affiliates shall maintain quality control, provide adequate tests of materials, provide quality workmanship, and do such other things as are necessary to assure high quality production of the Mead Johnson Product and the development of the Martek Product and the Technology. In this regard, and without limiting the applicability of the general
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indemnification provisions applicable to the representations, warranties and covenants made by the parties to this Agreement as provided in Article XI of this Agreement, Licensee hereby covenants and agrees to indemnify, defend and hold harmless Licensor and Licenser’s directors, officers, employees and agents from and against all claims, actions or causes of action (whether sounding in contract, negligence or strict liability), suits and proceedings and all loss assessments, liability, damages, and expenses incurred in connection therewith (including reasonable attorneys’ fees) for which Licensor or its directors, officers, employees or agents may become liable or incur with respect or relating to (a) the use, modification, manufacturing, marketing, sale, distribution or storage by Licensee, its Affiliates or any third party of the Mead Johnson Product, or (b) the Technology or the Martek Product as incorporated in the Mead Johnson Product, or any modification or enhancement to the Technology or the Martek Product made by Licensee, unless Licensor is expressly liable for such damages under Section 5.2(iii) of this Agreement.
          Section 6.3. Licensee’s Records. Licensee covenants and agrees that, for as long as Royalties are due under this Agreement, Licensee will keep true and accurate records adequate to permit Royalties due to Licensor to be computed and verified, which records shall be made available upon prior written request by Licensor, during business hours, for inspection by an independent accountant who is reasonably acceptable to Licensee and who shall be bound by a confidentiality agreement with the Licensee, to the extent necessary for the determination of the accuracy of the reports made hereunder, and such records shall be retained for a period of three years following the year to which they relate. Licensor covenants and agrees that, for as long as Royalties are due under this Agreement, Licensor will keep true and accurate records adequate to permit Licensee to confirm that provisions described in Section 2.2(i) are adhered to, and Licensee waives the confidentiality provisions of this Agreement to the extent reasonably necessary to allow an independent accountant to make such confirmation. For purposes of this Section 6.4, any of the six largest accounting firms in the United States shall be deemed reasonably acceptable to the parties. Licensor shall bear the full cost of an inspection of the Licensee’s records unless a discrepancy of five percent or greater of Royalties due hereunder is discovered by the accountant, in which case Licensee shall bear the full cost of the inspection. Licensee shall bear the full cost of an inspection of the Licensor’s records unless a material deviation in the payment terms described by 2.2(i) among licensees is discovered by the accountant, in which case Licensor shall bear the full cost of the inspection.
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          Section 6.4. Protection of Licensor’s Proprietary Interest. Licensee acknowledges and agrees that the Licensed Patents and the Martek Product are proprietary to Licensor, and Licensee hereby covenants and agrees that Licensee and its Affiliates (i) shall not use the Technology or the Martek Product for any purpose not provided for hereunder, (ii) shall take all necessary steps to maintain and protect Licensor’s valid proprietary rights to the Martek Product and the Technology, (iii) shall not intentionally undermine Licensor’s valid proprietary rights to the Martek Product and the Technology, (iv) shall not challenge Licensor’s proprietary rights to the Martek Product and the Technology without a good faith belief that Licensor does not have valid rights in the Martek Product or the Technology, and without having first given written notice to Licensor setting forth in reasonable detail the basis for such belief, and (vi) shall cooperate with Licensor in protecting Licensor’s rights to the Technology, the Licensed Patents and the Martek Product. The provisions of this Section 6.5 shall survive the termination or expiration of this Agreement, whether the termination is occasioned by the Agreement’s natural expiration pursuant to Section 3.1 of this Agreement or is earlier terminated pursuant to the other Sections of Article III of this Agreement.
          Section 6.5. United States Export Regulation. Licensee covenants and agrees that it and its Affiliates shall not knowingly export or re-export, directly or indirectly, the Technology, the Martek Product, or the Mead Johnson Product or any part or direct product thereof, to any country in violation of the United States Export Administration Regulations.
          Section 6.6. Product Development and Use. Licensee covenants and agrees that it and its Affiliates shall, throughout the term of this Agreement, use reasonable efforts to use and develop the Technology and the Martek Product with respect to the Mead Johnson Product in a way which is consistent with the parties’ objective of developing a final marketed product which has a polyunsaturated fatty acid composition effectively equivalent to that of human breast milk.
ARTICLE VII
ENHANCEMENTS
          Section 7.1 Improvements to Products. During the first two years of this Agreement, Licensor covenants and agrees to use reasonable efforts to refine the development process for the Technology and the Martek Product and timely to notify Licensee of any improvements or modifications thereto and to make the relevant
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information and technology available as promptly as possible for use by Licensee in accordance with this Agreement. In the event that Licensee terminates this Agreement on or before the second anniversary date of this Agreement due to Licensor’s failure to comply with its obligations described in the preceding sentence, Licensee shall be entitled to elect to terminate this Agreement and, (A) if such election is made before the first anniversary date of this Agreement, Licensee shall be relieved of its obligation to pay to Licensor the fee payable on the first anniversary of this Agreement and described in Section 4.1 of this Agreement and shall be entitled to elect to have the fee paid on the date hereof refunded to it in the manner specified in Section 3.5 of this Agreement (except as provided in the following sentence) or, (B) if such election is made after the first anniversary date of this Agreement and before the second anniversary date of this Agreement, Licensee shall be entitled to elect to have the fee paid on the date hereof and on the first anniversary date of this Agreement and described in Section 4.1 of this Agreement refunded to it in the manner specified in Section 3.5 of this Agreement (except as provided in the following sentence), and such relief from such obligation and/or such refund, as applicable, shall be Licensee’s sole and exclusive remedy with respect to Licensor’s failure to comply with its obligations described in the preceding sentence. Licensee’s election to terminate this Agreement pursuant to this Section 7.1 shall terminate at the earliest to occur of the second anniversary of this Agreement, the date on which the Mead Johnson Product is first commercially introduced anywhere in the world, or the date on which the Licensee breaches this Agreement. Licensee shall have the right to make improvements or modifications to the Technology or the Martek Product during the term of this Agreement, and, in the event Licensee makes any improvements or modifications to the Technology or the Martek Product, Licensee shall be the sole owner of such improvements or modifications and shall be under no obligation to cross license or share such improvements with Licensor or any Third Party.
ARTICLE VIII
PATENT PROSECUTION AND ENFORCEMENT
          Section 8.1. Patent Applications. Exhibit III of this Agreement sets forth the complete texts of all United States patent applications filed by Licensor in the Territory which reasonably relate to the Licensed Patents, and Licensor has delivered to Licensee prior to the date of this Agreement all foreign patent applications in the Territory reasonably relating to the Licensed Patents. The responsibility for the prosecution of, and the exclusive
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right to prosecute, such patent applications and the exclusive right to apply for patent applications in any and all jurisdictions shall be and remain with Licensor except as provided below. Licensor shall exercise all reasonable efforts in this regard. Licensor agrees to keep Licensee informed of the course of such patent prosecution.
          Section 8.2. Infringement Notice. Either party to this Agreement shall notify the other promptly in writing of any infringement within the Territory of any issued Licensed Patent or other interference with Licensor’s proprietary interests relating to the Technology or the Martek Product, which becomes known to them. If Licensor determines that a material infringement exists within the Territory, Licensor shall communicate such determination to Licensee in writing and take prompt action to attempt to eliminate that infringement.
          Section 8.3. Infringement Actions. If Licensor receives Licensee’s infringement notice under Section 8.2 of this Agreement or becomes aware of an infringement by any other means and within a reasonable time thereafter Licensor is unsuccessful in eliminating the infringement, Licensor shall have the first right to bring, at its own expense, an infringement action against any Third Party within a reasonable time no longer than six months from the date of Licensee’s notice of an infringement under Section 8.2 of this Agreement or from the date Licensor otherwise discovers the possible infringement, and to use Licensee’s name in connection therewith. If Licensee reasonably and in good faith determines that an infringement exists and Licensor waives its right to bring such an infringement action in writing to Licensee or has not eliminated such infringement or-initiated an infringement suit within the later of six months from the date Licensor discovers the possible infringement or thirty days after Licensor receives notice from Licensee that Licensee intends to bring an infringement action relating to such an infringement, Licensee shall be entitled to bring such infringement action at its own expense and cease paying royalties on the Mead Johnson Product in the affected markets; provided, however, that if the infringement is effectively eliminated or if the infringement is found not to have existed, Licensor shall be entitled to all royalty payments it would have otherwise been entitled to, less reasonable costs incurred by Licensee in eliminating or establishing that infringement does not exist. The party conducting such action shall have full control over its conduct, including settlement thereof. Regardless of which party brings the suit, Licensor and Licensee shall assist one another and cooperate in any such litigation at the other’s request and expense.
          Section 8.4. Defense of Infringement Actions. Licensor and Licensee hereby acknowledge and agree that each party shall be
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responsible for defending, at its own expense, any infringement action brought against such party by any Third Party, and Licensor and Licensee agree reasonably to cooperate with the other in any such defense and in responding to any threatened infringement action.
ARTICLE IX
ASSIGNMENT
          Section 9.1. Assignment. This Agreement and the rights granted hereunder shall not be assignable (except to Affiliates), in whole or in part, by Licensee, nor shall its obligations hereunder be delegated, without the prior written consent of Licensor. Licensor may assign its rights under this Agreement freely and without Licensee’s consent. Licensor shall be entitled to delegate its obligations hereunder only with the prior written consent of Licensee, which consent may not unreasonably be withheld, until the date on which the Martek Product can be produced at commercial volumes and costs, which date will be deemed to have occurred upon the first commercial introduction of the Mead Johnson Product anywhere in the world. After the Martek Product can be produced at commercial volumes and costs, Licensor shall be entitled to delegate any or all of its obligations, if any, hereunder without the consent of Licensee.
ARTICLE X
PARTIES’ RELATIONSHIP
          Section 10.1. Relationship Between Parties. Neither party to this Agreement shall have the power to bind the other by any guarantee or representation that either party may give, or in any other respect whatsoever, or to incur any debts or liabilities in the name of or on behalf of the other party, and for purposes of this Agreement, the parties hereto hereby acknowledge and agree that they shall not be deemed partners, joint venturers, or to have created the relationship of agency or of employer and employee between the parties.
ARTICLE XI
INDEMNITY
          Section 11.1. Indemnity. Licensee shall indemnify, defend and hold harmless Licensor and Licensor’s directors, officers, employees and agents from and against all claims, actions or causes
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of action (whether sounding in contract, negligence or strict liability), suits and proceedings and all loss, assessments, liability, damages, costs and expenses incurred in connection therewith (including reasonable attorneys’ fees) for which Licensor or its directors, officers, employees or agents may become liable or incur or be compelled to pay and arising out of a breach of any of the Licensee’s covenants, representations and warranties contained herein.
          Licensor shall indemnify, defend and hold harmless Licensee, its Affiliates, and Licensee’s and its Affiliates’ directors, officers, employees and agents from and against all claims, actions or causes of action, suits and proceedings and all loss, assessments, liability, damages, costs and expenses incurred in connection therewith (including reasonable attorneys’ fees) for which Licensee, its Affiliates or the directors, officers, employees or agents of either of them may become liable or incur or be compelled to pay and arising out of a breach of any of the Licensor’s covenants, representations and warranties contained herein.
          The indemnifications provided in this Agreement, including that provided in this Article and in Section 6.2 of this Agreement, shall survive the termination of this Agreement, whether the termination is occasioned by the Agreement’s expiration pursuant to Section 3.1 of this Agreement or is earlier terminated pursuant to the other Sections of Article III of this Agreement.
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ARTICLE XII
CONFIDENTIALITY
          Section 12.1. Disclosure of Information. All the Technology and all other information exchanged by the parties pursuant to, and in execution of their obligations and in exercise of their rights under, this Agreement shall be deemed confidential. Licensor and Licensee acknowledge and agree that the value of the Technology and the Martek Product is based, to a large extent, on maintaining the confidentiality of the Technology and the Martek Product and preventing any unauthorized dissemination to or use by Third Parties of information relating to the Technology or the Martek Product. Disclosure of confidential and proprietary information hereunder, whether orally or in written form, shall be safeguarded by the recipient and shall not be disclosed to Third Parties and shall be made available only to the receiving party’s employees or other agents who have a need to know such information for purposes of performing the party’s obligations, or for purposes of exercising the party’s rights, under this Agreement and such employees or other agents shall have a legal obligation to the employer or principal, as applicable, not to disclose such information to Third Parties. In order to carry out the purposes of this Agreement, it may be desirable for a party hereto to disclose confidential information of the other party to Third Parties, such as consultants and independent contractors; such disclosure may be made on a need-to-know basis, provided such Third Party is bound by an obligation of confidentiality no less stringent than the obligation of the party who makes such disclosure. Each party shall treat any and all such confidential information in the same manner and with the same protection as such party maintains its own confidential information. These mutual obligations of confidentiality will not apply to any information to the extent that such information (i) was part of the public domain prior to the date of this Agreement; (ii) became part of the public domain not due to some unauthorized act or omission of the receiving party; (iii) was disclosed to the receiving party by a Third Party having the lawful right to make such disclosure; (iv) the receiving party receives written permission from the transmitting party authorizing such disclosure or use; or (v) is in the possession of the receiving party in written or other recorded form at the time of its disclosure hereunder.
          All information which is to be considered confidential under this Section 12.1 shall be identified as confidential in writing, or if orally disclosed, submitted in writing and identified as confidential within 30 days after disclosure.
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          Notwithstanding the preceding, (i) Licensor and Licensee may disclose any otherwise confidential or proprietary information as and to the extent required by applicable law, including, but not limited to, any applicable disclosure requirements under the federal securities laws or regulations thereunder which arise by virtue of a public offering of the securities of Licensor, upon prior written notice to the other party that the information is required to be disclosed under applicable law and following steps exercised upon the advice and consent, which consent may not unreasonably be withheld, of the other party to maintain the confidentiality of such information to the extent permissible under applicable law, (ii) Licensor and Licensee may disclose the fact and the terms of this Agreement to its attorneys and accountants and (iii) Licensor may disclose the fact of this Agreement to its shareholders and potential investors.
          Section 12.2. Post-Termination Obligations. The provisions of this Article XII shall survive to the later of (i) the termination of this Agreement or (ii) fifteen years after the receipt of the information to which the confidentiality obligation relates. At the termination of this Agreement, Licensee promptly shall return to Licensor all the Technology, microbial strains, Martek Product samples, documents, records, and all other property or documentation disclosed or delivered to Licensee or its Affiliates pursuant to this Agreement and then in existence, including all copies thereof, and Licensee shall destroy or promptly deliver to Licensor any documentary material in its possession created by it or its Affiliates during the course of this Agreement, and thereafter, which contains information about Licensor or the Technology or the Martek Product that is not in the public domain, including notes, memoranda or correspondence, except that Licensee shall be permitted to retain one copy of such documentation for archival purposes and only for archival purposes.
ARTICLE XIII
MISCELLANEOUS
          Section 13.1. Free Flow of Information. Licensor and Licensee covenant and agree, except as prohibited by an enforceable arms’ length agreement existing prior to the date of this Agreement with a Third Party, promptly to share with the other all material information obtained by the Licensor or Licensee concerning the progress of clinical. and pre-clinical testing of the Technology and the Martek Product and adverse reaction data relating to the Technology and the Martek Product, and Licensor and Licensee shall maintain the confidentiality of such information as required under Section 12.1 of this Agreement.
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          Section 13.2. Arbitration. Licensor and Licensee covenant and agree to use their best efforts to resolve any disputes (other than for injunctive relief) that arise between them in the future and are related to this Agreement through negotiation and mutual agreement and, if good faith efforts to so negotiate and mutually agree are unavailing, through binding arbitration under the procedures set forth below. When either party learns of a dispute subject to arbitration under this Agreement, it shall promptly send written notice of the dispute to the other party. The parties agree that for a period of thirty {30) days from the sending of such written notice, they shall in good faith negotiate to resolve the dispute. Subject to the foregoing, disputes arising in connection with this Agreement shall be finally settled under the Rules of the American Arbitration Association by three arbitrators appointed in accordance with such Rules. Unless the parties to such dispute agree otherwise in writing, any such arbitration shall be conducted in Baltimore, Maryland and the results of such Arbitration shall be final and binding on the parties.
          Section 13.3. Force Majeure. Neither party to this Agreement shall be liable for damages due to delay or failure to perform any obligation under this Agreement if such delay or failure results directly or indirectly from circumstances beyond the control of such party. Such circumstances shall include, but shall not be limited to, acts of God, acts of war, civil commotions, riots, strikes, lockouts, acts of the government in either its sovereign or contractual capacity, perturbation in telecommunications transmissions, inability to obtain suitable equipment or components, accident, fire, water damages, flood, earthquake, or other natural catastrophes.
          Section 13.4. Construction of Agreement. This Agreement shall be construed and the respective rights of the parties shall be determined under and pursuant to the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.
          Section 13.5. Notices. Notices required under this Agreement shall be in writing and sent by registered mail or by facsimile transmission or hand delivery to the respective parties at the following addresses:
          Notices to Licensor:
Martek Biosciences Corporation
6480 Dobbin Road
Columbia, Maryland 21045
Telecopy: (410) 740-2985
Attn: Mr. Henry Linsert, Jr.
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          With a copy to:
Piper & Marbury
36 South Charles Street
Baltimore, Maryland 21201
Telecopy: (410) 576-1700
Attn: Robert W. Smith, Jr., Esquire
          Notices to Licensee:
Mead Johnson & Company
2400 West Lloyd Expressway
Evansville, Indiana 47721-0001
Telecopy: (812) 429-5945
Attn: Mr. David P. Myers, Jr.
          With a copy to:
Mead Johnson & Company
2400 West Lloyd Expressway
Evansville, Indiana 47721-0001
Telecopy: (812) 429-8845
Attn: Thomas R. Savitsky, Esquire
or to such other address as either party may designate by a notice given in compliance with this paragraph, and shall be deemed effective when received.
          Section 13.6. Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement between the parties hereto and there are no representations, warranties or covenants relative hereto, including those set forth in the Letter of Intent, which shall survive the execution of this Agreement unless fully set forth herein.
          Section 13.7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No person, firm or corporation other than the parties hereto and their successors and permitted assigns shall derive rights or benefits under this Agreement.
          Section 13.8. Counterparts. This Agreement may be executed in counterparts.
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          Section 13.9. Severability. If any provision of this Agreement is declared void or nonenforceable by any relevant judicial or administrative authority such declaration shall not of itself nullify the remaining provisions of this Agreement. Consequently, the parties shall meet to determine the effect of any such declaration and any variations to this Agreement which are mutually desirable.
          Section 13.10. Headings. Article, Section, and subsection headings used in this Agreement are inserted for convenience of reference only and shall not affect the construction of the respective Articles, Sections and subsections hereof.
          Section 13.11. Waiver. No waiver by either party of any breach of any of the terms or conditions herein provided to be performed by the other party shall be construed as a waiver of any subsequent breach, whether of the same or of any other term or condition hereof.
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective behalves as of the day and year first written above.

WITNESS/ATTEST:	MARTEK BIOSCIENCES CORPORATION

/s/ Steve Dubin	By:	/s/ Henry Linsert Jr.

Print Name: Henry Linsert Jr.
Print Title: Chairman & CEO

WITNESS/ATTEST:	MEAD JOHNSON & COMPANY

/s/ Mark D. Speaker	By:	/s/ Donald G. Harris

Assistant Secretary	Print Name: Donald G. Harris
Print Title: President
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